EXHIBIT 10.27d

The UIL Holdings Corporation
1999 Amended and Restated Stock Plan

In accordance with Section 8(a) of the UIL Holdings Corporation 1999 Amended and Restated Stock Plan (“Stock Plan”), and as authorized by the Compensation and Executive Development Committee of the Board of Directors of UIL Holdings Corporation, the Stock Plan shall be amended, as of January 1, 2008, as provided below.  Except as otherwise expressly stated herein, this amendment shall supersede the provisions of the Plan, as previously amended, to the extent those provisions are inconsistent with the provisions of this amendment.

I.   New Section 5(g) is hereby added to the Plan to read as follows:

(g)
Code §409A Compliance.  To the extent any Award hereunder provides for the deferral of compensation (within the meaning of Code §409A and related regulations), other than in accordance with the terms of the UIL Holdings Deferred Compensation Plan, the material terms of the deferral, to the extent required under Treasury Regulation §1.409A-1(c)(3) to establish a deferred compensation plan, shall be set forth in the written award or grant (including by incorporation by reference, if applicable) prior to the effective date of such award or grant.  To the extent any Award hereunder does not provide for a deferral of compensation, but may be deferred under the Company’s Deferred Compensation Plan (or other nonqualified deferred compensation plan), the terms of the Deferred Compensation Plan (or such other nonqualified deferred compensation plan) shall govern the deferral and, to the extent necessary, are incorporated herein by reference.

In addition, whenever it is provided in this Plan or in any Award made hereunder that a payment is to be made “promptly” after a given event, such payment shall be made within 10 days of the payment event and the recipient of the payment shall have no right to designate the taxable year of payment.

II.            Section 7(b) the Plan, as amended by the Second Amendment hereto, is hereby deleted and the following substituted therefor:

(b)            A Change in Control with respect to UIL Holdings Corporation or any wholly owned subsidiary thereof (an “Employing Company”) occurs on the date on which any of the following events occur: (i) a change in the ownership of the Employing Company; (ii) a change in the effective control of the Employing Company; (iii) a change in the ownership of a substantial portion of the assets of the Employing Company.

For purposes of this Section:

(i)             A change in the ownership of the Employing Company occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Employing Company that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Employing Company.

(ii)             A change in the effective control of the Employing Company occurs on the date on which either (a) a person, or more than one person acting as a group, acquires ownership of stock of the Employing Company possessing 30% or more of the total voting power of the stock of the Employing Company, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (b) a majority of the members of the Employing Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election, but only if no other corporation is a majority shareholder of the Employing Company.

(iii)             A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group, other than a person or group of persons that is related to the Employing Company, acquires assets from the Employing Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Employing Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.

In determining whether a person or group has acquired a percentage of stock, stock of the Corporation held pursuant to the terms of an employee benefit plan of the Corporation or any subsidiary thereof in a suspense account or otherwise unallocated to a participant’s account shall be disregarded to the extent that expressing the applicable percentage as a fraction, such shares shall not be included in the numerator, but such shares will be included in the denominator.

An event constitutes a Change in Control with respect to a Participant only if the Participant performs services for the Employing Company that has experienced the Change in Control, or the Participant’s relationship to the affected Employing Company otherwise satisfies the requirements of Treasury Regulation Section 1.409A-3(2)(i)(5)(ii).

The determination as to the occurrence of a Change in Control shall be made by the Committee based on objective facts and in accordance with the requirements of Code Section 409A.

IN WITNESS WHEREOF, the undersigned has set his hand, this23rd day of December, 2007.

                                                                  UIL HOLDINGS CORPORATION, INC.

By:	/s/ James P. Torgerson
Its President & Chief Executive Officer
Duly Authorized